Ford Credit January 1993-A Grantor Trust
                      4.85% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  December 1993
Distribution Date:  January 18, 1994
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
                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     43,466,943.51
 Realized Losses                                                    346,715.19
                                                           -------------------
 Monthly Principal Distributable Amount                          43,813,658.70

Interest Deposits in Collection Account
 Available Interest Amount                                 $      9,695,125.09

Servicing Fee
 Class A Servicing Fee                                     $        786,747.93
 Class B Servicing Fee                                               87,416.44
                                                           -------------------
 Total Servicing Fee                                       $        874,164.37
 Reimbursable Advances                                              328,162.12
 Available Interest Amount Available
  for Certificateholders                                          8,492,798.60

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      3,900,521.46
  Plus   Class A Interest Carryover Shortfall                             0.00
  Less   Class A Available Interest Amount                        7,813,374.71
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less   Available Subordination Amount                          27,502,694.62
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      3,912,853.25

 Interest Distribution to Class A                          $      3,900,521.46

 Class A Principal Distributable Amount                    $     40,308,566.00
  Plus   Class A Principal Carryover Shortfall                            0.00
  Less   Class A Available Principal Amount                      39,989,588.03
                                                           -------------------
 Class A Principal Draw Amount                             $        318,977.97
  Less   Available Subordination Amount                          27,502,694.62
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     40,308,566.00

Class B
 Class B Interest Distributable Amount                     $      4,592,277.14
  Plus   Class B Interest Carryover Shortfall                             0.00
  Less   Class B Available Interest Amount                        4,592,277.14
  Plus   Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      4,592,277.14

 Class B Principal Distributable Amount                    $      3,505,092.70
  Plus   Class B Principal Carryover Shortfall                    2,047,434.80
  Less   Class B Available Principal Amount                       3,477,355.48
  Plus   Class B Principal Draws                                    318,977.97
                                                           -------------------
 Class B Principal Shortfall Amount                        $      2,394,149.99

 Principal Distributions to Class B                        $      3,158,377.51

Principal Balances
 Class A Beginning Principal Balance                       $    965,077,474.31
 Less   Reductions to Class A Principal
  Balance                                                        40,308,566.00
                                                           -------------------
 Class A Ending Principal Balance                          $    924,768,908.30

 Class B Beginning Principal Balance                       $     83,919,780.38
 Less   Reductions to Class B Principal
  Balance                                                         3,505,092.70
                                                           -------------------
 Class B Ending Principal Balance                          $     80,414,687.69

 Beginning Pool Principal Balance                          $  1,048,997,254.69   112,095
 Less   Reductions in Pool Principal Balance                     43,813,658.70
                                                           -------------------
 Ending Pool Principal Balance                             $  1,005,183,595.99   109,920

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.6465679

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $     19,433,062.00
 Plus   Net Change in Spread Account                                      0.00
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     19,433,062.00

Advances
 Advances at Beginning of the Month                        $     13,713,453.95
 Plus   Net Change in Advances                                      231,215.82
                                                           -------------------
 Advances at End of the Month                              $     13,944,669.77    28,619

Payaheads
 Payaheads at Beginning of the Month                       $      9,255,626.32
 Plus   Net Change in Payaheads                                     309,615.21
                                                           -------------------
 Payaheads at End of the Month                             $      9,565,241.53    24,091
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